Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-262480) on Form S-8 of our report dated April 14, 2022, with respect to the financial statements of Neurosense Therapeutics Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel
April 14, 2022